Grant Park Fund

Class A, B, Legacy 1, Global 1 and Global 3 Units

Monthly Performance Report • April 2014



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

This sales and advertising literature must be read in conjunction with the prospectus in order to understand fully all of the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with this offering. This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus. The information in this document is valid only as of the date hereof and may be changed without notice. This communication is confidential and is intended solely for the information of the person to whom it has been delivered.

Market Commentary: April 2014

Currencies: The value of the Japanese yen rose after the Bank of Japan unexpectedly announced it would not augment its quantitative easing initiatives. The British pound moved higher following economic data which showed the British economy is recovering as expected.

Energy: Crude oil prices fell more than 1% after Libya announced it would increase its exports, adding to global supplies. Natural gas prices rose over 10% due to uncertainty about whether gas producers would be able to replenish inventories which had been depleted during the prolonged winter weather.

Equities: The Nikkei 225 Index fell by more than 4%, pressured by weak economic data and concerns regarding the effectiveness of the Bank of Japan's monetary policy initiatives. The Australian ASX 200 Index rose as positive quarterly earnings reports reinforced beliefs the country's central bank would keep interest rates unchanged throughout 2014.

Fixed Income: The U.S. Treasury bond and German Bund markets rallied due to a flight-to-safety by global investors amidst rising tensions between Ukraine and Russia.

Grains/Foods: Corn and wheat prices rose as regional tensions in Ukraine and delayed planting in the U.S. created uncertainty about the size of future inventories. Coffee prices rose more than 14% as continued dry weather in Brazil jeopardized supply forecasts.

Metals: Gold prices rose as political turmoil in Ukraine and weak economic data from the U.S. and China created increased demand for safe-haven assets. Nickel prices surged 15% due to supply concerns stemming from the potential effects of U.S. sanctions on Russia.

A Units (Closed to New Investment)

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%	-9.2%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%	1.6%	2.2%	0.9%	**-3.8%**
2014	-4.8%	1.2%	-2.9%	0.1%									**-6.3%**

B Units (Closed to New Investment)

2003	2004	2005	2006	2007	2008	2009
7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%	-9.9%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%	1.6%	2.2%	0.8%	**-4.4%**
2014	-4.8%	1.1%	-2.9%	0.1%									**-6.5%**

Legacy 1 Units

2009
-3.4%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-7.8%	0.8%	4.2%	1.8%	-3.5%	0.0%	-1.5%	2.9%	3.2%	4.4%	-2.3%	4.7%	**6.1%**
2011	-0.4%	2.4%	-2.2%	3.8%	-6.6%	-3.6%	3.2%	-1.6%	-1.5%	-4.3%	-0.4%	0.1%	**-11.0%**
2012	0.2%	1.0%	-2.0%	0.2%	6.2%	-4.6%	3.7%	-1.1%	-1.9%	-5.5%	-0.4%	0.7%	**-4.0%**
2013	1.7%	-2.7%	1.4%	1.2%	-2.7%	-2.9%	0.0%	-2.0%	-0.7%	1.8%	2.4%	1.1%	**-1.8%**
2014	-4.6%	1.4%	-2.7%	0.3%									**-5.6%**

Global 1 Units

2009
-4.3%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-7.8%	0.7%	3.7%	1.5%	-2.2%	0.3%	-2.5%	2.7%	2.0%	3.7%	-2.1%	3.6%	**2.9%**
2011	-0.7%	2.0%	-1.9%	2.9%	-6.5%	-3.3%	3.1%	-1.3%	-1.3%	-4.0%	-0.4%	0.1%	**-11.2%**
2012	0.4%	1.0%	-2.0%	0.3%	6.3%	-4.6%	3.9%	-1.2%	-1.8%	-5.4%	-0.4%	0.8%	**-3.3%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%	0.0%	-2.0%	-0.6%	1.8%	2.4%	1.2%	**-1.2%**
2014	-4.6%	1.4%	-2.6%	0.4%									**-5.5%**

Global 3 Units

2009
--6.0%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%	1.6%	2.3%	1.0%	**-3.1%**
2014	-4.8%	1.2%	-2.8%	0.2%									**-6.1%**

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

A, B and Legacy Units

Trading Performance by Sector


4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
April
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
33%	15%	17%	20%	10%	5%

Global Units

Trading Performance by Sector


4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
April
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
33%	15%	17%	20%	10%	5%

Sector Positions at Month-End


Commodities 30%
Financials 70%
Energies 15%
Grains 10%
Metals 5%
Currencies 33%
Equities 17%
Fixed Income 20%
May 13
Jun 13
Jul 13
Aug 13
Sep 13
Oct 13
Nov 13
Dec 13
Jan 14
Feb 14
Mar 14
Apr 14
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	1	1	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.78%	4.20%	6.35%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - April 2014	
Total Fund Assets (A,B, Legacy, Global)	$360M
12-Month Return	-10.6%
Average 12-Month Return	15.4%
36-Month Cumulative Return	-28.5%
60-Month Cumulative Return	-25.3%
Compounded Annualized ROR	11.0%
3-Year Compounded Annualized ROR	-10.6%
5-Year Compounded Annualized ROR	-5.7%
10-Year Compounded Annualized ROR	-0.2%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (1/09 - 3/14)	-30.3%
Average 1-month Gain	6.2%
Average 1-month Loss	-4.1%
# of Winning Months	156
# of Losing Months	148

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 2004 - March 2014		
↑↓	Moved in Opposite Directions	43%
↑↑	Positive Results for Both	34%
↓↓	Negative Results for Both	23%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

All charts in this document were prepared by Dearborn Capital Management, LLC.
©2014 Dearborn Capital Management, LLC. All rights reserved.